                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT dated May 4, 2001, among Specialty Acquisition Corp., a Delaware corporation (the "Company"), and each of the Stockholders of the Company listed on Schedule 1 attached hereto (the "Initial Stockholders").

                  WHEREAS, each of the Stockholders is the record and beneficial owner of the number of issued and outstanding shares of Common Stock of the Company set forth opposite such stockholder's name on Schedule 1 hereto; and

                  WHEREAS, the Stockholders desire to provide herein for certain matters relating to the control and operation of the Company, to restrict the transfer of shares of Common Stock of the Company, and to provide for sales of Common Stock under certain circumstances.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acceptance" shall have the meaning assigned to such term in
Section 4.2.

                  "Accepting Stockholders" shall have the meaning assigned to such term in Section 4.4.

                  "Accountants" shall have the meaning assigned to such term in
Section 12.2(b).

                  "Additional Stockholder" means each holder of Shares who hereinafter executes a separate agreement to be bound by the terms hereof, other than the Initial Stockholders.

                  "A1" means Alexander Enterprise Holding Corp.

                  "A1 Directors" means any directors of the Company designated by A1 pursuant to Section 5.1.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding anything to the contrary herein, none of the Stockholders shall be deemed to be an Affiliate of any other Stockholder solely by reason of its ownership of

Shares and none of the Management Directors shall be deemed to be an Affiliate of any of the Stockholders solely by being elected a Management Director.

                  "Agreement" or "this Agreement" means this Agreement and all Exhibits and Schedules hereto.

                  "Approved Option Plan" means a stock option plan providing for the grant to employees and directors of the Company of (i) options to purchase up to 5% shares of Common Stock granted pursuant to the Company's existing plan.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks located in New York, New York, shall be authorized or required by law to close.

                  "Change in Control" means a change in Control (as "Control" is hereinafter defined) of the Company.

                  "Closing" shall have the meaning assigned to such term in
Section 4.3.

                  "Come Along Notice" shall have the meaning assigned to such term in Section 3.1.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, par value $0.001 per share, of the Company issued to and held by the Stockholders, any shares of Common Stock hereafter acquired by a Stockholder, whether by purchase, dividend or any other distribution, or as a result of a stock split, or otherwise, and any shares of capital stock of the Company hereafter acquired by a Stockholder upon or in respect of Common Stock as a result of a merger, consolidation, stock dividend, stock split, reclassification or capital reorganization.

                  "Company" means Specialty Acquisition Corp., a Delaware corporation, and its successors.

                  "Control" of any Person means the possession, directly or indirectly, of power (a) to direct or cause the direction of the management and policies of such Person, whether by voting power, by contract or otherwise, or
(b) in the case of a corporation, to vote more than fifty percent (50%) of the outstanding capital stock having ordinary voting power for the election of directors of such corporation.

                  "Deadline" shall have the meaning assigned to such term in
Section 4.4.

                  "Election Notice" shall have the meaning assigned to such term in Section 9(a).

                  "Excluded Transfer" means a transfer of Shares made in a public distribution of Shares pursuant to an effective registration under the Securities Act.

                  "Family Group" means, with respect to any natural person, such person's spouse, siblings and their respective ancestors and/or descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such person and/or such person's spouse, siblings, their respective ancestors and/or descendants.

                  "fully-diluted" means taking into account all outstanding options to acquire Common Stock as though exercised, and all outstanding securities convertible into Common Stock as though converted on the date of determination.

                  "G1" means Guy Naggar, First Global Holdings Limited, Oracle Investments and Holdings Limited, Ionic Holdings LDC, and Three Greens Holdings Limited collectively.

                  "G1 Director" means any directors of the Company designated by G1 pursuant to Section 5.1.

                  "Grantor" shall have the meaning assigned to such term in
Section 7.1.

                  "holder" shall have the meaning assigned to such term in
Section 12.4

                  "Initial Stockholder" shall have the meaning assigned to such term in the preface.

                  "Issuance Notice" shall have the meaning assigned to such term in Section 9(a).

                  "Majority Sellers" shall have the meaning assigned to such term in Section 3.1(a).

                  "Management Directors" shall have the meaning assigned to such term in Section 5.1.

                  "Merger" shall mean the merger of the Company with Specialty Catalog Corp.

                  "Merger Agreement" shall mean the Agreement and Plan of Recapitalization and Merger between the Company and Specialty Catalog Corp.

                  "Offer Notice" shall have the meaning assigned to such term in
Section 4.1.

                  "Offered Shares" shall have the meaning assigned to such term in Section 4.1.

                  "Offering Majority Seller" shall have the meaning assigned to such term in Section 3.3.

                  "Offering Stockholder" shall have the meaning assigned to such term in Section 4.1.

                  "Other Stockholders" shall mean the Stockholders other than A1 or G1.

                  "Ownership Ratio" means, as to a Stockholder at the time of determination, the percentage obtained by dividing the number of Shares owned by such Stockholder at such time, by the aggregate number of Common Stock on a fully diluted basis at such time.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Permitted Transferees" shall have the meaning assigned to such term in Section 2.3 hereof.

                  "Pledge" shall have the meaning assigned to such term in
Section 2.4.

                  "Preemptive Period" shall have the meaning assigned to such term in Section 9(a).

                  "Preemptive Shares" shall have the meaning assigned to such term in Section 9(a).

                  "Pro Rata" means, with respect to any Stockholder, in the same proportion as (a) the aggregate number of Shares of Common Stock held by such Stockholder bears to (b) the aggregate number of Shares of Common Stock held by all Stockholders.

                  "Proposal" shall have the meaning assigned to such term in
Section 4.2.

                  "Proxy" shall have the meaning assigned to such term in
Section 7.1.

                  "Proxy Shares" shall have the meaning assigned to such term in
Section 7.1.

                  "Purchaser" shall have the meaning assigned to such term in
Section 3.3.

                  "Put/Call Notice" shall have the meaning assigned to such term in Section 3.3.

                  "Receiving Stockholders" shall have the meaning assigned to such term in Section 4.1.

                  "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons on an arm's-length basis other than to a Majority Seller or their Affiliates, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company on a fully diluted basis or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing stock to entities controlled by the Company.

                  "Sale Notice" shall have the meaning assigned to such term in
Section 3.1(a).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of Common Stock.

                  "Stockholders" means each of the Initial Stockholders and the Additional Stockholders.

                  "Stockholder Acceptance" shall have the meaning assigned to such term in Section 4.4.

                  "Subscription Agreement" shall have the meaning assigned to such term in Section 8.2.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Take-Along Transaction" shall have the meaning assigned to such term in Section 3.2.

                  "Third Party" means any Person (other than the Company or an existing Stockholder) that is a prospective transferee of Shares from a Stockholder in a bona fide transaction.

                  "Transfer" means any sale, assignment, transfer, pledge, hypothecation, gift, encumbrance or other disposition of (i) Shares now owned or hereafter acquired by any of the Stockholders or (ii) shares of common stock of any Stockholder which is a corporation or interests of any Stockholder which is a partnership or limited liability company, but in the case of this item (ii), only in the event that the transfer of such shares or interests results in a Change in Control of such entity.

                  "Transfer Agreement" shall have the same meaning assigned to such term in Section 2.1.

                  "Trigger Notice" shall have the meaning assigned to such term in Section 3.3.

                  2. Restrictions on Transfer.

                  2.1 General Restrictions. (a) During the term of this Agreement, there can be no Transfer of (i) the Shares now owned or hereafter acquired by any of the Stockholders or (ii) the shares of any common stock of any Stockholder which is a corporation or interests of any Stockholder which is a partnership or limited liability company, but in the case of this item (ii), only in the event that the transfer of such shares or interests result in a Change in Control of such entity, unless:

                  (i) such Transfer shall be made in accordance with the provisions of this Agreement;

                  (ii) the proposed recipient (other than a recipient of Shares in an Excluded Transfer, or a transferee who is a Stockholder prior to such Transfer) shall deliver to the Company a written Agreement substantially in the form of Exhibit A hereto (a "Transfer Agreement"), to the effect that the Shares or other shares to be received in such proposed transfer are subject to this Agreement; and

                  (iii) such Transfer shall be made (A) pursuant to an effective registration under the Securities Act and any applicable state securities laws, or (B) pursuant to an exemption from such registration, and prior to any such Transfer the Stockholder proposing to Transfer Shares shall give the Company (x) written notice describing the manner and circumstances of the proposed Transfer (copies of which the Company shall furnish to each Stockholder following receipt thereof by the Company) and (y) if reasonably requested by the Company, a written opinion of legal counsel, who shall be reasonably satisfactory to the Company and its counsel, such opinion to be in form and substance reasonably satisfactory to the Company and its counsel, to the effect that the proposed Transfer of Shares may be effected without registration under the Securities Act and that all applicable requirements of state securities laws have been met.

                         (b) Any attempted Transfer of Shares other than in
accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of Shares pursuant to any such Transfer.

                  2.2 Transfers. Any Stockholder that Transfers Shares shall (a) do all things and execute and deliver all such papers as may be necessary or reasonably requested by the Company in order to complete the Transfer of such Shares, (b) pay to the Company such amounts as may be required for any applicable stock transfer taxes, and (c) unless otherwise agreed by the Company pay to the Company any expenses reasonably incurred by the Company in connection with such transfer (including reasonable attorneys' fees).

                  2.3 Permitted Transfers. The restrictions contained in Sections 3 and 4 shall not apply with respect to any Transfer of Shares by any Stockholder (i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, or (ii) in the case of an entity, any Transfer (including by way of distribution) to its partners, limited partners, stockholders, members, or any Transfer to its Affiliates, employees, directors consultants or employees, directors or consultants of its Affiliates; provided, that the restrictions contained in Sections 3 and 4 shall continue to be applicable to such Stockholder Shares after any such Transfer; provided further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a Transfer Agreement substantially in the form attached hereto as Exhibit A. All transferees permitted under this Section 2.3 are collectively referred to herein as "Permitted Transferees."

                  2.4 Shares not to be Used as Security. No Stockholder may at any time mortgage, pledge, hypothecate, charge, grant a security interest in or otherwise encumber (a "Pledge") all or any of the Shares then owned, of record or beneficially, by such Stockholder as security for any loan or other obligation of such Stockholder, or of any other person or entity, except to a recognized financial institution which has agreed to be bound by the provisions of this Agreement by executing the Transfer Agreement.

                3. Co-Sale Rights.

                3.1 Come Along Right. (a) In the event that either of A1 and G1 (the "Majority Sellers") propose to Transfer any Shares to any Third Party, then, as a condition to any such transfer, the Majority Sellers proposing to Transfer (or their representative) shall deliver to each of the Other Stockholders a written notice (the "Sale Notice") to such effect, containing a description of the proposed transaction and the terms thereof in reasonable detail. For purposes of this Section 3.1 and only this Section 3.1, the term "Other Stockholders" shall also include a Majority Seller, if applicable, not proposing to Transfer any Shares pursuant to the Sale Notice. Upon delivery of the Sale Notice, each of the Other Stockholders, as a condition to any such

Transfer, and subject to any applicable Right of First Offer provided in Section 4 below (provided that the exercise of its Come Along Right by a Majority Seller will be deemed a waiver of its Right of First Offer), shall have the right to require the Majority Seller(s) to arrange for the sale to the proposed transferee(s) of a percentage of such Other Stockholder's Shares equal to the highest percentage of any Majority Seller's holdings of Shares that any Majority Seller desires to Transfer to the transferee(s) for the same consideration and otherwise on the terms and conditions at least as favorable to such Other Stockholder as the terms and conditions set out in the Sale Notice. Each Other Stockholder may exercise such Person's right under this Section 3.1 by written notice (the "Come Along Notice") to the Majority Seller(s) who gave the Sale Notice given within twenty (20) days after the date on which such other Stockholder receives the Sale Notice.

                (b) Each Other Stockholder must agree to make to the transferee(s) the same representations, warranties, covenants, indemnities and agreements as the Majority Sellers agree to make in connection with the Transfer of the Shares (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Majority Seller(s), the Other Stockholders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which shall be proportionate based on the value of Shares that are transferred but shall not exceed the amount of proceeds received in connection with such transfer) of all liabilities to the transferee(s) arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Stockholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Stockholder will bear (x) its or his own costs of any sale of Shares pursuant to this Section 3.1 and (y) its or his pro-rata share (based upon the relative amount of Shares sold) of any of the other costs of any reasonable and customary sale of Shares pursuant to this Section 3.1 to the extent such costs are incurred for the benefit of all participating Stockholders and are not otherwise paid by the transferee.

                If none of the Other Stockholders gives the Majority Seller(s) a Come Along Notice prior to the expiration of the twenty (20) day period for giving Come Along Notices with respect to the Transfer proposed in the Sale Notice, then, notwithstanding the first sentence of this Section 3.1, the Majority Seller(s) may Transfer such Shares on the terms and conditions set forth, and to or among any of the transferees identified (or Affiliates of transferees identified), in the Sale Notice at any time within 180 days after expiration of the twenty (20) day period for giving Come Along Notices with respect to such Transfer. Any such Shares not transferred by the Majority Sellers during such 180-day period will again be subject to the provisions of this Section 3.1 upon subsequent Transfer. If one or more Other Stockholder(s) give the Majority Seller(s) a timely Come Along Notice, then the Majority Sellers shall use all reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated transfer, on the same terms and conditions as set forth in the Sale Notice.

                (c) If the transferee(s) will not purchase all of the Shares which the Majority Sellers and each other Stockholder desire to Transfer pursuant to Section 3.1(a), the number of Shares which the Majority Seller(s) and each Other Stockholder shall be permitted to Transfer to such transferee(s) shall be the same proportion of the aggregate number of Shares to be transferred as the Shares held by the Majority Seller(s) or such Other Stockholder bear to all Shares held by the Majority Seller(s) and all other Stockholders desiring to participate in the Transfer to the transferees.

                (d) Notwithstanding anything to the contrary contained in this Agreement, Articles 3 and 4 shall not be applicable to any Transfer of Shares
(i) made in an Excluded Transfer or (ii) to "Permitted Transferees", provided that such transferee(s) agree to be bound by this Agreement.

                (e) Articles 2, 3 and 4 shall terminate immediately upon the closing of a public offering.

                3.2 Take-Along. (a) If any of the Majority Sellers accepts a bona fide offer from a Third Party for the purchase of Shares constituting more than the number of Shares owned by any one of the Majority Sellers, or both of the Majority Sellers elect to consummate or to cause the Company to consummate, a transaction constituting a Sale of the Company (collectively, a "Take-Along Transaction"), the Majority Seller(s) shall notify the Company and the Other Stockholders in writing of that election, the Other Stockholders will raise no objections to the proposed transaction, and the Stockholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Take-Along Transaction on the terms proposed by a Majority Seller. Without limiting the foregoing, if the proposed Take-Along Transaction is structured as or involves a sale or redemption of Shares, the Other Stockholders will agree to sell their pro-rata share of the Shares being sold in such Take-Along Transaction on the terms and conditions approved by the Majority Seller, and the Other Stockholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by the Company or the Majority Seller(s), as the case may be, in connection with such Take-Along Transaction.

                (b) The obligations of the Other Stockholders will respect to the Take-Along Transaction are subject to the satisfaction of the following condition: upon the consummation of the Take-Along Transaction, all of the holders of a particular class or series of Shares shall receive the same form and amount of consideration per Share, or amount of shares, or if any holders of a particular class or series of Shares are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option.

                (c) Each Stockholder will bear its or his pro-rata share (based upon the relative amount of Shares sold) of the reasonable and customary costs of any sale of Shares pursuant to a Take-Along Transaction to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for its or his sole benefit will not be considered costs of the transaction hereunder.

                  3.3 Buy-Sell Provision. At any time after May 1, 2006, and from time to time thereafter, if either A1 or G1 desire to effect a Sale of the Company they may exercise their respective right to require that the Company be sold by delivery to each of the Stockholders a written notice (the "Trigger Notice") to such effect. Upon delivery of the Trigger Notice, the Company and the Stockholders shall take all necessary and commercially reasonable actions in order to effectuate the sale of the Company. In the event that either (i) the Company has not been sold or the Company does not purchase the Shares of the Majority Seller who delivers the Trigger Notice within 180 days after delivery of such Trigger Notice, or (ii) A1 or G1, as the case may be, indicates in writing that it does not desire to sell the Company or its Shares, then any Majority Seller (the "Offering Majority Seller") shall have the right to designate by delivery of written notice (the "Put/Call Notice") to the other Majority Seller a price and specify the terms and conditions at which such Offering Majority Seller would be willing to sell its Shares or purchase all of the other Majority Seller's Shares and the non-electing Majority Seller would have the option to buy all of the Offering Majority Seller's Shares or to sell to the Offering Majority Seller all such non-electing Majority Seller's Shares at that price and on the same terms and conditions specified in the Put/Call Notice.

                  The Majority Seller that purchases Shares pursuant to this
Section 3.3 (the "Purchaser") shall have the Take-Along rights pursuant to
Section 3.2 above in respect of the Other Stockholders to purchase the Other Stockholders' Shares at the price and on the same terms and conditions obtained by the Purchaser pursuant to this Section 3.3. In addition, the Other Stockholders shall have the Come Along Rights pursuant to Section 3.1 above to require the Purchaser, to purchase their respective Shares at the price and on the same terms and conditions obtained by the Purchaser pursuant to this Section
3.3. Furthermore, in the event that this provision triggers a Sale of the Company, the rights pursuant to Sections 3.1 and 3.2 given to the Majority Sellers or the Other Stockholders, as the case may be, are also applicable.

                  The Majority Seller who receives the Put/Call Notice shall exercise its option to buy or sell the Shares within ninety (90) days from the date of delivery of the Put/Call Notice. If the Majority Seller who receives the Put/Call Notice does not exercise its option to buy or sell Shares by delivery of a response to the Put/Call Notice, it will be deemed to accept the Offering Majority Seller's offer to buy all of such Offering Majority Seller's Shares. The transaction shall be completed within one hundred and twenty (120) days after the delivery of the Put/Call Notice. At the closing, the selling Majority Seller shall deliver to the Purchaser the certificates representing the Shares, duly endorsed for transfer, as the Purchaser may reasonably require. Upon such delivery, the Purchaser shall deliver to the selling Majority Seller the purchase price for the transferred Shares in accordance with the terms specified in the Put/Call Notice.

                4. Right of First Offer

                4.1 If a Stockholder at any time proposes to Transfer any or all of the Shares (the "Offered Shares") then owned by such Stockholder (the "Offering Stockholder"), other than in connection with the Buy-Sell provisions set forth in Section 3.3 above, and expressly including a Transfer subject to Come-Along Rights provided by Section 3.1 above, such Offering Stockholder shall first comply with the provisions of this Section 4. The Offering Stockholder shall deliver to the Company and each of A1 and G1 (the "Receiving Stockholders") written notice of its intention to Transfer the Offered Shares (the "Offer Notice") which Offer Notice shall state (i) the number and class of Shares the Offering Stockholder proposes to transfer, (ii) the terms and conditions of the Transfer, and (iii) an offer to Transfer the Offered Shares to the Company upon the same terms and conditions as the proposed Transfer. The Offer Notice shall be delivered to the Company and the Receiving Stockholders on the same date.

                4.2 Within ten (10) Business Days from the date of delivery of the Offer Notice, the Company shall have the right to accept in writing the Transfer of all, but not less than all, of the Offered Shares upon the same terms and conditions as the proposed transfer (the "Acceptance") or to propose a price per share less than that set forth in the Offer Notice (the "Proposal"). If the Company provides a Proposal, the Offering Stockholder shall deliver a response to the Company and the Receiving Stockholders stating whether it accepts or rejects the Proposal within five (5) Business Days of its receipt thereof.

                4.3 If the Company delivers an Acceptance or if the Offering Stockholder accepts the Proposal, the transaction shall be completed (the "Closing") within thirty (30) days after the Offering Stockholder's receipt of the Acceptance, or the Offering Stockholder's delivery of the acceptance of the Proposal. At the Closing, the Offering Stockholder shall deliver to the Company the certificates representing the Offered Shares, duly endorsed for transfer, as the Company may reasonably require. Upon such delivery, the Company shall deliver to the Offering Stockholder the amount in cash, by wire transfer of immediately available funds, equal to the purchase price of the Offered Shares. If the Closing shall not occur as a result of a breach by the Company of its obligations to deliver the purchase price, the provisions of Section 4.4 through
4.7 shall apply.

                4.4 If the Company does not deliver an Acceptance or a Proposal within the time period required in Section 4.2, or if the Offering Stockholder does not accept a Proposal within the time period required by Section 4.2, at the expiration of the relevant time periods (the "Deadline") the Offering Stockholder shall be deemed to make the offer in the Offer Notice to the Receiving Stockholders. The Receiving Stockholders shall have thirty (30) Business Days from the Deadline to accept in writing the transfer of all the Offered Shares upon the same terms and conditions as the proposed transfer (the "Stockholder Acceptance"). If the Offering Stockholder receives more than one Stockholder Acceptance from the Receiving Stockholders (the

"Accepting Stockholders"), it shall notify each Accepting Stockholder of such fact, and the Accepting Stockholder shall agree to accept the transfer of the portion of the Offered Shares made available to it as set forth in Section 4.5.

                4.5 The Offering Stockholder agrees to Transfer to each Accepting Stockholder, and each Accepting Stockholder agrees to accept the Transfer of, such number of Offered Shares as equals the total number of Offered Shares multiplied by a fraction, the numerator of which equals the number of Shares held by such Accepting Stockholder, and the denominator of which equals the aggregate number of Shares held by all Accepting Stockholders, in each case without giving effect to the Transfer referenced in the Offer Notice.

                4.6 If the Offering Stockholder has received one or more Stockholder Acceptances, the Closing shall take place within thirty (30) days after the Offering Stockholder's receipt of the Stockholder Acceptance(s). At the Closing, the Offering Stockholder shall deliver to the Accepting Stockholder(s) the certificates representing the Offered Shares, duly endorsed for transfer, as the Accepting Stockholder(s) may reasonably require. Upon such delivery, the Accepting Stockholder(s) shall deliver to the Offering Stockholder the amount in cash, by wire transfer of immediately available funds, equal to the purchase price of the Offered Shares. If the Closing shall not occur as a result of the breach by the Accepting Stockholder(s) of its obligations to deliver the purchase price, the provision of Section 4.7 shall apply.

                4.7 In the event that the transfer of the Offered Shares is not accepted by any Receiving Stockholder pursuant to Section 4.4, the Offered Shares may be transferred by the Offering Stockholder to any Third Party who meets the requirement of Section 2.1 on terms and conditions no more beneficial to the transferee than those specified in such Offer Notice; provided, however, that if at the end of one hundred twenty (120) calendar days from the Deadline the Offered Shares have not been transferred by the Offering Stockholder, such Offer Notice shall be null and void, and it shall be necessary for a separate Offer Notice to be furnished (and the terms and provisions of this Article 4 separately complied with) in order to consummate such transfer.

                5.       Election of Directors.
                         ---------------------

                5.1 Voting. The Board of Directors of the Company shall consist of six (6) directors. Each Stockholder, holding voting Shares, agrees to vote, and to cause its Affiliates to vote, all Shares beneficially owned or held of record by such Stockholder and its Affiliates, at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting, and shall take all actions within its control that are necessary to ensure the election to the Board of Directors of directors nominated as follows:
(a) two (2) directors shall be designated by A1 in the event that at the time of such election the aggregate number of outstanding shares held by A1 equals 20% or more of the outstanding Shares on a primary basis, (b) two (2) directors, shall be designated by G1, in the event that at the time of such election G1 holds 40% or more of the outstanding Shares on a primary basis and (c) two (2) directors, who are officers of the Company, shall be mutually designated by each of A1 and G1 (the "Management Directors"). The parties hereto hereby agree to take all necessary action, including the actions described above, to ensure that
(i) A1's designee(s) shall initially include Martin Franklin and Eric Hanson,
(ii) G1's designee(s) shall initially include Guy Naggar and David Cicurel, and
(iii) Joe Grabowski shall be one of the Management Directors during the term of his employment Agreement with the Company and Tom McCain shall initially be the other Management Director. Each Director shall serve until the death, resignation or removal of such Director, or until a successor to such director shall have been selected as provided in this Agreement.

                5.2 Committees. The Board of Directors may appoint Committees from its members, in which each committee shall consist of three (3) members, a G1 Director, an A1 Director, and, if appropriate, a Management Director.

                5.3 Vacancies. If a vacancy in the Board of Directors of the Company is caused by death, resignation or removal of a Director, each of the Stockholders agrees to vote all Shares beneficially owned or held by such Stockholder to elect a substitute director (to serve until the next meeting of stockholders) selected, as the case may be, by the Stockholders who designated the director who is being replaced, except in the case of Martin Franklin (or his successor A1 designee) whose replacement, unless such replacement is either Nicolas Berggruen or Jared Bluestein, would also need to be consented to by G1 as long as G1 owns at least 10% more Shares than A1, which consent shall not be unreasonably withheld.

                5.4 Removal. Each Stockholder agrees to vote all of the Shares beneficially owned or held by such Stockholder for the removal of any director if such removal has been approved by a vote of the holders of a majority of the Shares held by the Stockholders who designated such director pursuant to Section 5.1, except in the case of Martin Franklin (or his successor A1 designee) whose removal would also require the approval by G1 as long as G1 owns at least 10% more Shares than A1. Upon receipt of a written request signed by such Stockholders, or by the Company at the direction of the Board of Directors, each Stockholder will use best efforts to cause a meeting of the stockholders of the Company to be convened as soon as is practicable for the purpose of electing or removing directors of the Company.

                5.5 Directors of Subsidiaries. At the request of either A1 or G1, each Stockholder agrees to use best efforts, and the Company agrees to vote the common stock of each Subsidiary held by it, to cause the Board of Directors of each Subsidiary to consist of the same persons serving as directors of the Company.

                5.6 Written Consent. Notwithstanding any reference herein to votes cast at a meeting of Stockholders or directors for the purpose of nominating or electing directors, such nominees may be chosen by the Stockholders acting by written consent without a meeting and directors may be elected by the Stockholders, acting by written consent without a meeting to the extent permitted by law; provided that nothing in this Section 5.6 shall require or permit the nomination, election or removal of a director without the approval of Stockholder whose vote would otherwise be required under the other provisions of this Article 5.

                5.7 Expenses. The Company shall pay the reasonable travel and other expenses of the directors in connection with attendance at meetings of the Boards of Directors and committees thereof of the Company and its Subsidiaries.

                6. Special Approval Requirements.

                6.1 Required Approval of A1 and G1. No action of a type described in Section 6.2 shall be taken by the Company or any Subsidiary unless such action has been approved by each of (i) G1, so long as G1 holds at least 20% of the outstanding Shares on a primary basis, and (ii) A1, so long as A1 holds at least 20% of the outstanding Shares on a primary basis.

                6.2 Actions Requiring Approval. The approval of G1 and A1 pursuant to Section 6.1 shall be required to authorize the Company or any Subsidiary to take any of the following actions:

                (a) authorize or designate, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into or exchangeable for equity securities of the Company or issue any equity securities or securities convertible into or exchangeable for equity securities of the Company, other than pursuant to the Approved Option Plan, except for securities offered pro-rata to all existing Stockholders in the event that the Company has breached or, save for such issue, would be likely to breach its banking covenants;

                (b) effect, approve or authorize any liquidation of the Company or any recapitalization or reorganization of the Company or any Subsidiary;

                (c) increase or decrease the authorized number of members of the Board of Directors or the manner in which they are to be elected;

                (d) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or the bylaws of the Company or any provisions thereof (including the adoption of a new provision thereof) or effect a Sale of the Company;

                (e) Making any substantial loan, guarantee or indebtedness outside the ordinary course of business;

                (f) Making any loan to any of the Company's directors, stockholders or officers;

                  (g) Effecting any material, out of the ordinary course capital expenditure;

                  (h) Changing, in any material respect, any titles, duties or compensation of corporate officers;

                  (i) Changing any of the Company's professional advisors;

                  (j) Changing the accounting methods utilized by the Company in any material respect;

                  (k) Authorizing bonuses to any corporate executive or family members of any director or corporate executive;

                  (l) Settling any material claims;

                  (m) Granting any lien on or pledge of the Company's assets outside the ordinary course of business;

                  (n) Material acquisition of assets outside the ordinary course of business;

                  (o) File for protection under any law of bankruptcy, insolvency or reorganization; or

                  (p) Enter into any material agreement outside the ordinary course of business.

                  6.3 Actions Requiring Approval. The approval of 90% of the Stockholders shall be required to authorize the Company or any Subsidiary to take any actions which could require the Stockholders to contribute money or other property to the Company or any Subsidiary. Notwithstanding the foregoing, such approval shall not be required to authorize the Company or any Subsidiary to enter into transactions with any one or more Stockholders relating to the contribution of money or other property by any Stockholder to the Company or any Subsidiary.

                  7.Irrevocable Proxy and Restrictive Legends.

                  7.1. Voting Agreement; Irrevocable Proxy.

                  (a) Each of the Other Stockholders on or before the effective time of the Merger (as hereinafter defined) (individually, a "Grantor" and collectively, the "Grantors") agrees with A1 to vote or cause to be voted the Shares owned and held by each respective Grantor (including, without limitation, shares of Common Stock that may be issued in respect of such Shares, whether by way of stock split, dividend, merger, recapitalization, reclassification, exchange of shares, liquidation or otherwise)

(collectively, the "Proxy Shares") except to the extent that the Proxy (as hereinafter defined) votes the Proxy Shares, in the manner directed by A1. In connection therewith each Grantor hereby irrevocably appoints A1 proxy and attorney in fact with full power of substitution (the "Proxy"), to vote the Proxy Shares in such manner as the Proxy in his sole discretion deems proper, on all the matters which may be submitted to the stockholders of the Company whether at an annual meeting or special meeting of stockholders (and whether or not adjourned or postponed) or by written consent, other than in connection with those matters specified in Section 6.3 above. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each of the Grantors hereby revokes all other proxies and powers of attorney with respect to the Proxy Shares which he may have heretofore appointed or granted, and, no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed shall not be effective) by the Grantors with respect thereto.

                (b) In the event that any Shares are issued after the effective time of the Merger (the "Post-Merger Shares"), the holders of such Shares (individually, a "Post-Merger Grantor" and collectively, the "Post-Merger Grantors") agree with A1, with respect to exactly 50% of the Post-Merger Proxy Shares(as hereinafter defined), and G1, with respect to exactly 50% of the Post-Merger Proxy Shares, to vote or cause to be voted the Post-Merger Shares owned and held by each respective Post-Merger Grantor (including, without limitation, shares of Common Stock that may hereafter be acquired by each Post-Merger Grantor, and any securities that may be issued in respect of such Shares, whether by way of stock split, dividend, merger, recapitalization, reclassification, exchange of shares, liquidation or otherwise) (collectively, the "Post-Merger Proxy Shares") except to the extent that the Post-Merger Proxies (as hereinafter defined) votes the Post-Merger Proxy Shares, in the manner directed by A1, with respect to exactly 50% of the Post-Merger Proxy Shares, and G1, with respect to exactly 50% of the Post-Merger Proxy Shares. In connection therewith each Post-Merger Grantor hereby irrevocably appoints A1, with respect to exactly 50% of the Post-Merger Proxy Shares, and G1, with respect to exactly 50% of the Post-Merger Proxy Shares, proxy and attorney in fact with full power of substitution (the "Post-Merger Proxies"), to vote the Post-Merger Proxy Shares in such manner as the Post-Merger Proxies in their respective sole discretion deem proper, on all the matters which may be submitted to the stockholders of the Company whether at an annual meeting or special meeting of stockholders (and whether or not adjourned or postponed) or by written consent, other than in connection with those matters specified in
Section 6.3 above. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each of the Post-Merger Grantors hereby revokes all other proxies and powers of attorney with respect to the Post-Merger Proxy Shares which he may have heretofore appointed or granted, and, no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed shall not be effective) by the Post-Merger Grantors with respect thereto.

                7.2. Proxy Legend. A legend shall be placed on each certificate representing the Proxy Shares and the Post-Merger Proxy Shares reflecting that the Grantor has granted A1 or G1, as the case may be, the Irrevocable Proxy.

                7.3 No Fiduciary Obligations. The parties hereto acknowledge that this Agreement is being entered into for the benefit of A1 or G1, as the case may be, to induce A1 or G1, as the case may be, to enter into the Stockholder Agreement and that A1 or G1, as the case may be, shall be permitted to vote the Shares in a manner beneficial to A1 or G1, as the case may be, without regard to whether any such action is beneficial to the stockholders of the Company in general or any of the Grantors in particular.

                7.4 Further Assurances. The parties will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions and purposes contemplated by each of the Proxy and the Post-Merger Proxies.

                7.5 Proxy Termination. This Proxy and the Post-Merger Proxies granted hereunder and the provisions of Sections 7.1, 7.2, 7.3 and 7.4 above shall terminate upon the termination of this Agreement.

                7.6 Restrictive Legends. In addition to any legend required pursuant to Section 7.2 above, if any, each certificate evidencing Shares held by a Stockholder shall contain restrictive legends substantially as follows:

                           "The sale, assignment, transfer, pledge, encumbrance, or other disposition of the shares evidenced by this certificate, or any interest in such shares, is restricted by the terms of a Stockholders Agreement dated May 4, 2001, as it may be amended or modified from time to time, on file at the principal office of the corporation. No such sale, assignment, transfer, pledge, encumbrance or other disposition shall be effective unless and until the terms and conditions of the aforesaid Stockholders Agreement shall have been complied with in full."

                "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), or under the securities laws of any state, and may not be pledged, hypothecated, sold or transferred unless registered and qualified under the Act and, if applicable, state securities laws, or in the opinion of counsel reasonably satisfactory to the corporation such registration and qualification are not required."

                8. Subscription to Shares.

                8.1 Initial Subscription. The Initial Stockholders hereby agree to purchase, and the Company hereby agrees to sell, Shares of the Common Stock for the subscription price of one penny ($.01) per Share, to each of the Stockholders, as listed in Schedule 1 attached hereto and in the amounts indicated thereon. Upon execution of this Agreement and payment of the subscription price and contribution to capital as herein above set forth, the Company shall issue fully paid and nonassessable Shares to the Initial Stockholders as set forth in Schedule 1.

                8.2 Additional Subscription. Simultaneously with the closing of the transactions contemplated by the Merger Agreement and immediately prior to the Merger, each of the Initial Stockholders, together with Additional Stockholders who execute the Transfer Agreement, shall purchase additional shares of Common Stock by (i) contributing to the Company any or all of their shares of common stock, par value $.01 per share of Specialty Catalog Corp., a Delaware corporation, owned by each Stockholder, (ii) making an additional cash contribution to the Company; or (iii) a combination of (i) and (ii) above, in accordance with the terms and conditions of the Subscription Agreements, to be entered into by the Company and each of the respective Stockholders (the "Subscription Agreements"). Each of A1 and G1 agree and intend that, at the effective time of the Merger, A1 and G1 shall hold approximately 25% and 50%, respectively, of the outstanding shares of the surviving company on a primary basis and their respective Subscription Agreements shall provide for the contribution of a combination of (i) and (ii) above to further their intent. It is contemplated that upon closing of the transactions contemplated by the Subscription Agreements, the Company shall issue fully paid and non-assessable shares to the Initial Stockholders issued pursuant to the Subscription Agreements.

                9. Stockholder Preemptive Rights.

                (a) Subject to Section 9(b) below, if the Company proposes to issue any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock, in each case after the date hereof, the Company will offer to sell to each Stockholder a number of such securities ("Preemptive Shares") so that the Ownership Ratio for such Stockholder immediately after the issuance of such securities (and assuming the purchase of such Preemptive Shares) would be equal to the Ownership Ratio for such Stockholder immediately prior to such issuance of securities. The Company shall give each Stockholder at least thirty (30) days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder will be entitled to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, the same proportionate mix of such securities), and at the same time as the securities are issued by delivery of irrevocable written notice (the "Election Notice") to the Company of such election within thirty (30) days after delivery of the Issuance Notice (the "Preemptive Period"). If any Stockholder has elected to purchase any Preemptive Shares, the sale of such shares shall be consummated as soon as practical (but in any event within fifteen (15) days) after the delivery of the Election Notice. To the extent the Stockholders do not elect to, or are not entitled to, purchase all of the Preemptive Shares, then the Company may issue the remaining Preemptive Shares at a price and on terms no more favorable to the transferee(s) thereof specified in the Issuance Notice during the 120-day period following the Preemptive Period.

                (b) The rights contained in this Section 9 shall not apply to
(i) the issuance of Shares as a stock dividend or upon any subdivision or stock split of the outstanding shares of Common Stock; (ii) the issuance of Shares upon conversion of convertible securities issued in accordance with the provisions of Section 9(a) above; (iii) the issuance of Shares, or the grant of options, warrants or rights to subscribe for Shares, to officers, directors and other employees of the Company and to consultants to the Company, pursuant to stock options that are issued pursuant to the Option Plan or such other options that are granted to such persons and that are approved by unanimous approval of the entire Board; (iv) the issuance of Shares pursuant to the Subscription Agreements; (v) the issuance of Shares pursuant to any under-written public offering; or (vi).the issuance of Shares in connection with a Sale of the Company; (vii) any issuance of Shares in accordance with the exception provided in Section 6.2(a) above; or (viii) the issuance of Shares in connection with the recruitment of senior employees or the acquisition of assets or equity of an unrelated Person.

                10. Representations and Warranties by the Stockholders. Each Stockholder hereby represents and warrants as follows:

                (a) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder enforceable in accordance with its terms.

                (b) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter, by-laws or partnership agreement, as applicable, of such Stockholder, or of any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any agreement or instrument which is applicable to such Stockholder, under which such Stockholder is obligated or by which any of such Stockholder's property is bound.

                (c) There are no agreements to which such Stockholder is a party that relate to the voting of Shares, the election of directors of or the control of the Company or any Subsidiary, except for this Agreement or other agreements copies of which have been delivered to all Stockholders.

                (d) Such Stockholder understands that the Shares have not been registered under the Securities Act, and must be held indefinitely unless they are subsequently registered thereunder or an exemption from registration is available. Such Stockholder intends to hold the Shares for its own account for investment, and not with a view to the distribution thereof (except as otherwise disclosed in writing to the

Company), and will not transfer any of the Shares in violation of the provisions of any applicable securities statute.

                11. Covenants of the Stockholders.
                    -----------------------------

                11.1 Confidentiality. Each Stockholder agrees that any non-public information furnished by the company relating to the Company and its business and identified as confidential or proprietary may not be used for any purpose other than for evaluating and monitoring such Stockholder's investment in the Company and agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Stockholder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Stockholder may disclose such proprietary or confidential information
(i) to any partner, subsidiary, member or parent of such Stockholder for the purpose of evaluating its investment in the Company or to a prospective purchaser of a Stockholder's investment in the Company as long as such partner, subsidiary, member, parent or prospective purchaser is advised of and agrees to be bound by the confidentiality provisions of this Section 11.1 or (ii) when such information is required to be disclosed by law or reasonably necessary to be disclosed in order to carry out the business of the Company.

                12. Covenants of the Company. The Company agrees that during the term of this Agreement the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

                  12.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, licenses, and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

                  12.2 Financial Reports. The Company shall furnish the following to each Stockholder that owns more than 5% of the Shares:

                       (a) Monthly Reports. As soon as available, but not later than thirty (30) days after the end of each fiscal month, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes, and quarter-end and year-end adjustments).

                       (b) Annual Audit. As soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 12.2(b).

                       (c) Operating Budgets. Not less than thirty (30) days prior to the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget of the Company for the next succeeding fiscal year.

                  12.3 Indemnification of the Board of Directors; Directors and
                       Officers Insurance Policy. The Company shall:
                       -------------------------

                  (a) reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company's By-Laws or charter shall at all times require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company.

                      (b) Maintain in full force and effect a directors and officers liability insurance policy issued by an insurer or insurers of recognized responsibility, insuring its directors and officers against such losses and risks, and in such amounts, as are customary in the case of corporation of established reputation in the same or similar business.

                  12.4 Stock Register; Ownership of Shares. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Shares. The Company may treat the Person in whose name any of the Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Shares shall mean the Person in whose name such Shares are at the time registered on such register.

                  12.5 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Shares, and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 12.4 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Shares of like tenor.

                  12.6 Inspection Rights. Each Stockholder owning more than 5% of the Shares of the Company shall have the right, at such Stockholder's expense, to visit and inspect any of the properties of the Company or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 12.6 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

                  13. General Provisions

                  13.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given to such party at its address or to the addresses set forth on Schedule 1 attached hereto, or such other address as such party may hereafter specify for the purpose by notice to the other parties. All notices, requests and other communications to the Company shall be given at Specialty Catalog Corp., 21 Bristol Drive, South Easton, MA 02375, or, if by facsimile transmission, at 508-238-3305, to the attention of Chief Executive Officer, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, or if by facsimile transmission, at (212) 245-3009, to the attention of Robert L. Lawrence. Except as otherwise provided herein, each such notice, request or other communication to a party shall be effective (a) if given by mail to persons whose address is within the United States of America, three (3) Business Days after being deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed to such party as aforesaid, or (b) if given by any other means to any Person, including Federal Express or other overnight delivery service, when delivered to such party at its address specified as provided in this Section 13.1.

                  13.2 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement or a Subscription Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement and the Subscription Agreement. The parties agree that the provisions of this Agreement and the Subscription Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  13.3 Additional Parties. Any Person who executes a Transfer Agreement shall be deemed to be a Stockholder and shall be bound by all obligations and, except to the extent limited in said Transfer Agreement, entitled to all rights and privileges of a Stockholder as if such Person had been an original signatory to this Agreement.

                  13.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed by (a) the Company, and (b) the holders of ninety-five percent (95%) of the Shares, provided that without a Stockholder's written consent no such amendment or waiver shall affect adversely such Stockholder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Stockholders hereunder.

                  13.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (including any Person who acquires any Shares and agrees to be bound by the provisions hereof).

                  13.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

                  13.7 Counterparts. This Agreement may be signed in any number of counterparts (including by means of telecopied signatures), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  13.8 Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

                  13.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, whether written or oral, relating to the same subject matter. All such previous agreements, if any, among the parties hereto (or any of them) are hereby terminated and shall have no further force or effect.

                  13.10 Termination. (a) This Agreement may be terminated at any time by an instrument in writing signed by the Company and the holders of at least ninety-five percent (95%) of the Shares held by Stockholders.

                       (b) This Agreement shall automatically terminate at such time as (I) the Company shall complete a public offering, or (ii) the Company shall consummate a merger in which the holders of Common Stock receive securities which are listed on a domestic securities exchange or quoted on NASDAQ, (iii) a transfer of Control of the Company, to a Person that is not a Stockholder or an Affiliate of a Stockholder, is completed in compliance with Articles 2, 3 and 4, (iv) upon the dissolution, liquidation or winding up of the Company, or (v) upon the consummation of a Sale of the Company.

                       (c) The obligations of any Stockholder under this Agreement shall terminate, with respect to any Shares transferred by such holder in compliance with this Agreement, upon any such Transfer to the Company, or in the case of any other such Transfer upon the transferee's acknowledgment that such Transferee is bound by the terms hereof.

                       (d) Any Person who ceases to hold any Shares shall cease to be a Stockholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification obligations under Section
12.3 and confidentiality under Section 11.1, which shall survive).

                  13.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  13.12 Applicability. This Agreement applies to all Shares whether acquired by a Stockholder before or after the date of this Agreement.

                  13.13 Recapitalization, Exchanges, Etc., affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger), other than in connection with a Sale of the Company, which may be issued in respect of, in exchange for, or in substitution of, shares, expressly including, but not limited to, the Merger, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

                  In addition, it is expressly agreed that this Agreement shall survive and remain in full force and effect as the Stockholder Agreement of the Surviving Corporation (as defined within Merger Agreement) upon consummation of the Merger.

                  13.14 Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

                  (i) A1, it shall be by the affirmative vote of the holders representing more than 50 percent of the total number of votes of shares on a fully diluted basis then held by stockholders in writing within A1 as a group;

                  (ii) G1, it shall be by the affirmative vote of the holders representing more than 50 percent of the total number of votes of shares on a fully diluted basis then held by stockholders in writing within G1 as a group.

                  13.15 Further Assurance. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  13.16 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                    [TO BE SIGNED BY ALL OF THE STOCKHOLDERS]


                                   /s/ Guy Naggar
                                   ------------------------------------
                                   Guy Naggar

                                   ALEXANDER ENTERPRISE HOLDING
                                    CORP.


                                   By: /s/ Jared Bluestein
                                       --------------------------------
                                       Name:  Jared Bluestein
                                       Title: Director


                                   SPECIALTY ACQUISITION CORP.

                                   By: /s/ Guy Naggar
                                       ---------------------------------
                                       Name:  Guy Naggar
                                       Title: President

                                  FIRST GLOBAL HOLDINGS LIMITED

                                  By: /s/ Elizabeth Le Poidevin
                                      ----------------------------------
                                      Name:   Elizabeth Le Poidevin
                                      Title:  Director

                                  ORACLE INVESTMENTS AND HOLDINGS
                                    LIMITED

                                  By: /s/ Elizabeth Le Poidevin
                                      ----------------------------------
                                  Name:  Elizabeth Le Poidevin
                                  Title: Director

                                  IONIC HOLDINGS LDC

                                  By: /s/ Elizabeth Le Poidevin
                                      ----------------------------------
                                  Name:  Elizabeth Le Poidevin
                                  Title: Director

                                  THREE GREENS HOLDINGS LIMITED

                                  By: /s/ Elizabeth Le Poidevin
                                      ----------------------------------
                                      Name:  Elizabeth Le Poidevin
                                      Title: Director

                                                              SCHEDULE 1
                                                              ----------

               LIST OF NAMES AND HOLDINGS OF INITIAL STOCKHOLDERS

                                                              Shares of                    Percentage
Name and Address                                             Common Stock                  Ownership
----------------                                             ------------                  ---------
Alexander Enterprise Holding Corp.                                33                           33%
Midocean Management Ltd.
9 Columbus Centre
Pelican Drive
Road Town
Tortola
British Virgin Islands

Guy Naggar                                                        22                           22%
c/o Dawnay, Day & Co., Ltd
15 Grosvenor Gardens
London, England SW1W OBD

First Global Holdings Limited                                     13                           13%
Geneva Place, 2nd Floor
Wickham's Cay
Road Town
Tortola
British Virgin Islands

Oracle Investments and Holdings Limited                           13                           13%
Geneva Place, 2nd Floor
Wickham's Cay
Road Town
Tortola
British Virgin Islands

Ionic Holdings LDC                                                13                           13%
First Home Tower
British American Center
George Town, Grand Cayman
Cayman Islands

Three Greens Holdings Limited                                     6                            6%
Geneva Place, 2nd Floor
Wickham's Cay
Road Town
Tortola
British Virgin Islands
                                                                ----                         -----
TOTAL                                                            100                          100%

                                                                  EXHIBIT A
                                                                  ---------

                               TRANSFER AGREEMENT


                  1. The undersigned is acquiring [a security interest in] __________ shares of Common Stock, $0.01 par value (the "Shares"), issued by
___________, a Delaware corporation (the "Company"). In connection with such [acquisition] [security interest], the undersigned acknowledges and agrees, for the benefit of the Company and the other parties to the Stockholders Agreement hereinafter referred to, that:

                  2. The undersigned has received and read a copy of the Stockholders Agreement dated as of ________, 2001 (the "Stockholders Agreement") among the Company and its stockholders.

                 3. By signing this Agreement, the undersigned, as a holder of [a security interest in] the Shares, and the undersigned's successors and transferees, will become parties to the Stockholders Agreement and will be bound by the terms and provisions of the Stockholders Agreement applicable to such Shares, in accordance with Section 2 thereof, including without limitation, provisions applicable to any sale or other disposition of the Shares [by the grantor of such security interest].

                 4. The Shares to be issued, transferred or delivered to the undersigned shall bear restrictive endorsements consistent with Section 7.6 thereof.

                 IN WITNESS WHEREOF, the undersigned has executed this Agreement on ___________, 2001.



                                     ----------------------------
                                     Name:
                                     Address: